UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 26, 2016

Commission File No. 0-19341

BOK FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	73-1373454
(State or other jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Bank of Oklahoma Tower
Boston Avenue at Second Street
Tulsa, Oklahoma	74192
(Address of Principal Executive Offices)	(Zip Code)

(918) 588-6000
(Registrant’s telephone number, including area code)

N/A
___________________________________________
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.07    Submission of Matters to a Vote of Security Holders

(a)	On April 26, 2016, BOK Financial Corporation (“BOKF”) held its annual meeting of shareholders.

(b)
The matters voted upon at the annual meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to each such matter (where applicable), are set forth below:

1. Election of Directors	For	Against/Withheld	Abstain	Non-Vote
Alan S. Armstrong	57,450,160	218,965	--	5,671,814
C. Fred Ball Jr.	53,705,745	3,963,380	--	5,671,814
Sharon J. Bell	57,470,249	198,876	--	5,671,814
Peter C. Boylan, III	57,465,257	203,868	--	5,671,814
Steven G. Bradshaw	53,274,233	4,394,892		5,671,814
Chester E. Cadieux, III	56,925,979	743,146	--	5,671,814
Joseph W. Craft, III	56,854,640	814,485	--	5,671,814
John W. Gibson	54,046,489	3,622,636	--	5,671,814
David F. Griffin	56,917,096	752,029	--	5,671,814
V. Burns Hargis	57,019,248	649,877	--	5,671,814
Douglas D. Hawthorne	57,604,694	64,431	--	5,671,814
Kimberley D. Henry	53,912,999	3,756,126	--	5,671,814
E. Carey Joullian, IV	53,617,148	4,051,977	--	5,671,814
George B. Kaiser	52,069,750	5,599,375	--	5,671,814
Robert J. LaFortune	54,047,297	3,621,828	--	5,671,814
Stanley A. Lybarger	53,813,329	3,855,796	--	5,671,814
Steven J. Malcolm	53,431,523	4,237,602	--	5,671,814
E.C. Richards	56,928,765	740,360	--	5,671,814
Michael C. Turpen	57,461,219	207,906	--	5,671,814
R. A. Walker	57,604,966	64,159	--	5,671,814

2. Ratification of Ernst & Young LLP as Auditor for Fiscal Year Ending December 31, 2016	63,077,782	247,233	15,924	5,671,814

3. Advisory vote to approve the compensation of named executive officers	56,312,855	827,802	528,468	5,671,814

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOK FINANCIAL CORPORATION

By: /s/ Steven E. Nell
Steven E. Nell
Executive Vice President
Chief Financial Officer
Date: April 27, 2016